Exhibit 99.1

FOR IMMEDIATE RELEASE

Timothy Salvemini Joins Global Net Lease as Chief Financial Officer

-- Industry Veteran to Also Serve as Treasurer and Secretary --

New York, New York, December 2, 2015 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”), announced today that its board of directors had appointed Timothy Salvemini to serve as chief financial officer, treasurer and secretary, effective as of December 1, 2015.

Mr. Salvemini brings a wealth of industry experience to his new post, including senior positions at Rouse Properties, Brookfield Asset Management and Crystal River Capital, Inc. Most recently, from 2014 to 2015, Mr. Salvemini served as chief administrative officer of Rouse Properties, Inc., a publicly-traded real estate investment trust (“REIT”), and as chief accounting officer from 2012 to 2014.  From 2010 to 2012, Mr. Salvemini was Vice President – Finance and Accounting of Brookfield Asset Management, Inc., an asset manager with over $175 billion of assets under management.  From 2006 to 2010, Mr. Salvemini served in various roles at Crystal River Capital Inc., a publicly-traded mortgage REIT managed by Brookfield Asset Management.

“We are very pleased that Tim has joined the GNL team,” said Scott Bowman, Chief Executive Officer of GNL. “We are confident that his experience and talent will prove invaluable to our team as we continue to create long-term value for our shareholders through the execution of our global, net lease strategy.”

“I am excited to join Scott, our European colleagues at Moor Park Partners, and the GNL management team,” added Mr. Salvemini. “GNL is well established and presents a great opportunity for investors seeking capital preservation and high current yield in a challenging market environment.”

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a publicly traded real estate investment trust listed on the NYSE focused on acquiring and managing a diversified global portfolio of single tenant net lease commercial properties across the United States, Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

About AR Capital, LLC.

AR Capital (“ARC”) is a privately held, fully independent investment management firm managing more than $19 billion of primarily real estate assets. AR Capital is focused on alternative investment programs, including numerous sector specific, non-traded real estate investment trusts (REITs), business development companies (BDC), and open and closed end funds. AR Capital specializes in building customized investment solutions that seek to provide capital preservation and high current yields.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words "anticipates," "believes," "expects," "estimates," "projects," "plans," "intends," "may," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of GNL's Annual Report on Form 10-K filed on April 3, 2015. Further, forward-looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or reverse any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events on changes to future operating results, unless required to do so by law.

Contacts

Media Inquiries:	Investor Inquiries:
Tim Cifelli President DDCworks tcifelli@ddcworks.com Ph: (484-342-3600)	Matthew Furbish Director Investor & Public Relations mfurbish@globalnetlease.com Ph: (212-415-6500)	Scott J. Bowman Chief Executive Officer Global Net Lease, Inc. sbowman@globalnetlease.com Ph: (212-415-6500)